Supplemental Information Note: nm indicates not meaningful (a) Included in net income is a $6.5B gain from sale of ORCL Japan stock, $4.0B net of tax (b) Trailing Twelve Months as of Q2FY2006 ended 11/30/2005 ($ in millions) 1997 1998 1999 2000 (a) 2001 2002 2003 2004 2005 1H 2006 Net income $821 $814 $1,290 $6,297 $2,561 $2,224 $2,307 $2,681 $2,886 $1,316 Interest expense 7 17 21 19 24 20 16 21 135 37 Provision for income taxes 462 514 692 3,826 1,410 1,184 1,118 1,264 1,165 538 Depreciation 238 286 320 314 261 273 243 198 206 110 Amortization 27 42 56 77 85 90 84 36 219 249 EBITDA $1,555 $1,673 $2,379 $10,533 $4,341 $3,791 $3,768 $4,200 $4,611 $2,250 Revenues $5,684 $7,233 $8,939 $10,231 $10,961 $9,673 $9,475 $10,156 $11,799 $6,060 Net Income as a % of Revenues 14% 11% 14% 62% 23% 23% 24% 26% 24% 22% EBITDA as a % of Revenues 27% 23% 27% 103% 40% 39% 40% 41% 39% 37% 1H 2006 $2,879 161 1,135 227 452 $4,854 $12,888 22% 38% 1H 2006 TTM (b) % change 35.8% 7.6% 42.2% nm nm (12.7%) (0.6%) 11.5% 9.8% Exhibit 99.1

Financial Strategy Add a modest amount of longer-term leverage to the capital structure Term debt is commensurate with financial profile Relative to market cap, leverage is conservative Drives lower WACC and increased ROE Commitment to maintain a conservative balance sheet Target Debt/EBITDA multiple in the 1.0-1.25x area over the intermediate period Commitment to maintain a sizeable cash position Target a net cash balance, with a cash floor of $3-4 billion Finance share repurchase activity with current free cash flow Share repurchases will be moderated depending on level of free cash flow generation